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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): August 1, 1997

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

1080 Marina Village Parkway, Alameda, California             94501
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 749-8500

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Item 5.  Other Events.

         On August 1, 1997, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Ram A. Banin
    ---------------------
Ram A. Banin
President and Chief Executive Officer
(Acting Chief Financial Officer)

Date: August 1, 1997

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                            INDEX TO EXHIBITS

28.  Press Release, dated August 1, 1997


                     TCSI ANNOUNCES MANAGEMENT CHANGE


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For additional information contact:
  Leigh Salvo - (510) 749-8653

ALAMEDA, CALIFORNIA - August 1, 1997 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, today announced that Paul Farmer has resigned as Chief Financial Officer of the Company, effective July 21, 1997. The decision was a mutual agreement between Mr. Farmer and the Company.

Ram Banin, President and Chief Executive Officer, stated, "Paul has played a key role in the growth of the Company and has made significant contributions as its CFO." Mr. Banin indicated that the Company is conducting a search to fill this position.

ABOUT TCSI CORPORATION
TCSI is a leading provider of integrated software products and services for the global telecom industry. A recognized innovator in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

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